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                                                                EXHIBIT 99.1

                       HARBORSIDE HEALTHCARE CORPORATION
                             BOSTON, MASSACHUSETTS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS FOR THE SPECIAL
                         MEETING OF STOCKHOLDERS ON THE
                        _____ DAY OF ____________, 1998


     The undersigned hereby appoints Steven L. Guillard and William H. Stephan and each of them, each with the power to appoint his substitute, attorney, successors and assigns with the powers the undersigned would possess if personally present to vote all of the Common Stock of Harborside Healthcare Corporation (hereinafter "Harborside") held of record by the undersigned on ____________, 1998, at the Special Meeting of the Stockholders to be held on
____________, 1998 at ____________ a.m. local time, at ____________, New York,
New York, and at any adjournments or postponements thereof, upon the matter set forth herein and, in their discretion, upon all other matters that may come before the meeting. Without otherwise limiting the general authorization hereby given, said proxies are instructed to vote as follows on the matter set forth below:

     The Board of Directors, and the independent members of the Board of Directors, each unanimously recommends a vote FOR the following proposal.

(1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 15, 1998 (the "Merger Agreement"), between Harborside and HH Acquisition Corp. ("MergerCo"). The Merger Agreement provides, among other things, for the merger of MergerCo with and into Harborside (the "Merger") pursuant to which each share of Harborside's Common Stock, $.01 par value per share ("Harborside Common Stock"), will be converted, at the election of the holder thereof, into either (a) the right to receive $25.00 in cash or (b) the right to retain one share of Harborside Common Stock which, upon consummation of the Merger, will be denominated as Harborside Class A Common Stock and will have those rights, powers, privileges and restrictions described in the Proxy Statement/Prospectus relating to the Merger (which will differ in certain material respects from those of the Harborside Common Stock currently outstanding), except that (i) as described in greater detail in the next paragraph, all stockholders who elect to retain Harborside Common Stock will experience proration of such shares, resulting in their retaining only a portion of the shares of Harborside Common Stock they elect to retain and receiving $25.00 per share in cash for each of their other shares of Harborside Common Stock, (ii) an aggregate of 225,651 shares of Harborside Common Stock held by the Senior Management Stockholders (as defined in the Proxy Statement/Prospectus relating to the Merger) will not be subject to the election described above and instead will be converted into the right to retain the same number of shares of Harborside Common Stock (the "Management Rollover Shares") which, upon
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     consummation of the Merger, will be denominated as Harborside Class A
     Common Stock, (iii) each other share of Harborside Common Stock held by the Senior Management Stockholders, constituting an aggregate of 106,410 shares of Harborside Common Stock, and each share of Harborside Common Stock held by certain other specified officers of the Company, constituting an aggregate of 3,580 shares of Harborside Common Stock, will not be subject to the election described above and instead will be converted into the right to receive $25.00 in cash, (iv) shares of Harborside Common Stock held by Harborside, its subsidiaries, MergerCo or any of its affiliates will be canceled and retired, and (v) shares of Harborside Common Stock with respect to which appraisal rights have been perfected will be treated as described in the accompanying Proxy Statement/Prospectus.

     Pursuant to the terms of the Merger Agreement, the number of shares of Harborside Common Stock (other than Management Rollover Shares) to be retained by existing Harborside stockholders is a calculated number (the "Non-Cash Election Number"), which will not be less than 361,500 nor more than 500,600, and will represent 6% of the total number of shares of all classes of the Company's common stock to be issued and outstanding immediately after giving effect to the Merger. Because the Berkshire Stockholders (as defined in the Proxy Statement/Prospectus relating to the Merger) have committed to elect to retain a number of shares of Harborside Common Stock equal to the Non-Cash Election Number, all other stockholders who do not elect to retain Harborside Common Stock will be assured that they will receive $25.00 in cash for each share held by such stockholders, and all stockholders who elect to retain Harborside Common Stock will experience proration of such shares, resulting in their retaining only a portion of the shares of Harborside Common Stock they elect to retain and receiving $25.00 per share in cash for each of their other shares of Harborside Common Stock.

            FOR: [_]             AGAINST:  [_]              ABSTAIN: [_]

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE MERGER PROPOSAL AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
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     Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     To help our preparation for the meeting, please check here if you plan to attend. [_]

Dated ____________, 1998


___________________________________      _______________________________
            Signature                       Signature if Held Jointly



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